Exhibit 99.1

THIS NOTICE IS IMPORTANT AND REQUIRES THE IMMEDIATE ATTENTION OF NOTEHOLDERS. IF NOTEHOLDERS ARE IN ANY DOUBT AS TO THE ACTION THEY SHOULD TAKE, THEY SHOULD SEEK THEIR OWN FINANCIAL ADVICE, INCLUDING AS TO ANY TAX CONSEQUENCES, IMMEDIATELY FROM THEIR STOCKBROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER INDEPENDENT FINANCIAL ADVISER.

INDESIT COMPANY S.p.A.

(società per azioni under the laws of the Republic of Italy)

(the “Issuer”)

NOTICE OF RESULTS OF MEETING

of the holders (the “Noteholders”) of the outstanding

€300,000,000 4.50% Guaranteed Notes due 2018 issued by Indesit Company S.p.A.

and guaranteed by Indesit Company Luxembourg (the “Luxembourg Guarantor”) with ISIN XS0923605470

(the “Notes”)

On 17 February 2015, the Issuer announced that it had commenced a consent solicitation addressed to holders of its outstanding Notes with respect to certain amendments to (i) the terms and conditions of the Notes (the “Conditions”), (ii) the trust deed constituting the Notes dated 26 April 2013 between the Issuer, the Luxembourg Guarantor and BNP Paribas Trust Corporation UK Limited as trustee (the “Trust Deed”) and (iii) the agency agreement dated 26 April 2013 made between, among others, the Issuer, the Luxembourg Guarantor and BNP Paribas Securities Services, Luxembourg Branch as principal paying agent and Luxembourg paying agent (the “Agency Agreement”) pursuant to a consent solicitation memorandum, dated as of 17 February 2015 (the “Consent Solicitation Memorandum”).

In connection with such consent solicitation, a meeting of the Noteholders was convened by the Issuer by notice published, inter alia, through Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, on the website of the Issuer and on the website of the Luxembourg Stock Exchange (www.bourse.lu) on 17 February 2015 (the “Notice of Meeting”) and such meeting was held earlier today, 20 March 2015, at 10.00 a.m. (Rome time) (the “Meeting”) to consider the “Extraordinary Resolution” set out in such Notice of Meeting.

NOTICE IS HEREBY GIVEN that the Extraordinary Resolution was duly passed by the requisite majority of Noteholders at the Meeting, and the Additional Conditions were satisfied at the Meeting.

NOTICE IS ALSO HEREBY GIVEN that following the passing of the Extraordinary Resolution the Supplemental Trust Deed and the Supplemental Agency Agreement have been executed by the Issuer, the Luxembourg Guarantor and the other parties thereto for the purpose of amending the Conditions, the Trust Deed and the Agency Agreement, all as further described in the Notice of Meeting.

Accordingly, the Issuer will pay, to (i) each Eligible Noteholder from whom a valid Consent Instruction in favour of the Extraordinary Resolution was received by the Tabulation Agent by the Early Participation Deadline (and was not subsequently revoked), the Participation Fee and (ii) each Ineligible Noteholder from whom a valid Ineligible Holder Instruction was received by the Tabulation Agent by the Ineligible Instruction Deadline (and was not subsequently revoked), the Ineligible Holder Payment, in each case by no later than the third Business Day immediately following the date of the Meeting.

Capitalised terms non defined herein shall bear the same meanings given to them in the Notice of Meeting.

The voting record on the Extraordinary Resolution is set forth below:

Notes represented at the Meeting	79.8% of the outstanding Notes

Notes with respect to which the vote has been cast	79.8% of the outstanding Notes

Votes cast in favour of the Extraordinary Resolution	79.7% of the outstanding Notes

Votes cast against the Extraordinary Resolution	0.06% of the outstanding Notes

Notes with respect to which the vote has not been cast at the Meeting	0% of the outstanding Notes

This Notice is given by:

Indesit Company S.p.A.

Registered office: Viale Aristide Merloni No. 47, 60044 Fabriano (Ancona).

Ancona Companies’ Registry number: 00693740425

Share capital: EUR 102,759,269.40

Ordinary shares: 114,176,966

Company with a sole shareholder, subject to direction and coordination by Whirlpool Corporation

Dated: 20 March 2015

Disclaimer

Nothing in this announcement or the Consent Solicitation Memorandum constitutes or contemplates an offer of, an offer to purchase or the solicitation of an offer to sell any security in any jurisdiction.

The securities have not been and will not be registered under the Securities Act or the securities laws of any state or other jurisdiction of the United States. The securities are being offered only outside the United States to certain investors in offshore transactions in reliance on Regulation S, and may not be offered, sold or delivered, directly or indirectly, within the United States or to, or for the account or benefit of, “U.S. persons”, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state or local securities laws.

Terms used in this paragraph have the meaning given to them by Regulation S.